EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended June 22, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (Jul 2007 – Jun 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.4%	-3.1%	1.4%	-4.2%	-3.0%	1.3%	3.6%	1.3%	12.1%	-18.7%	0.2	0.2
B**	-0.4%	-3.1%	1.1%	-4.9%	-3.6%	0.6%	N/A	0.6%	12.1%	-20.4%	0.1	0.1
Legacy 1***	-0.4%	-2.9%	2.4%	-2.2%	-1.2%	N/A	N/A	-2.1%	11.0%	-14.8%	-0.1	-0.3
Legacy 2***	-0.4%	-2.9%	2.2%	-2.7%	-1.6%	N/A	N/A	-2.4%	10.9%	-15.2%	-0.2	-0.3
Global 1***	-0.4%	-3.0%	2.8%	-1.2%	-3.0%	N/A	N/A	-3.2%	10.4%	-14.6%	-0.3	-0.4
Global 2***	-0.4%	-3.0%	2.6%	-1.5%	-3.3%	N/A	N/A	-3.6%	10.4%	-15.4%	-0.3	-0.5
Global 3***	-0.4%	-3.1%	1.8%	-3.2%	-5.0%	N/A	N/A	-5.3%	10.4%	-19.7%	-0.5	-0.7

S&P 500 Total Return Index****	-0.6%	2.0%	7.3%	3.3%	15.6%	-0.2%	5.1%	-0.2%	19.1%	-50.9%	0.1	0.0
Barclays Capital U.S. Long Gov Index****	-0.9%	-1.2%	4.3%	31.6%	13.6%	11.9%	8.9%	11.9%	13.1%	-12.3%	0.9	1.7
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	36%					35%
Energy	12%	Short	Natural Gas	3.3%	Short	11%	Short	Natural Gas	3.0%	Short
			Heating Oil	2.4%	Short			Heating Oil	2.3%	Short
Grains/Foods	12%	Short	Soybeans	2.7%	Long	12%	Short	Soybeans	2.6%	Long
			Soybean Meal	1.7%	Long			Soybean Meal	1.7%	Long
Metals	12%	Short	Gold	2.7%	Short	12%	Short	Gold	2.8%	Short
			Aluminum	1.8%	Short			Nickel	1.9%	Short
FINANCIALS	64%					65%
Currencies	27%	Long $	Euro	4.1%	Short	27%	Long $	Euro	4.4%	Short
			Swiss Franc	2.3%	Short			Swiss Franc	2.4%	Short
Equities	13%	Long	Hang Seng Index	1.7%	Short	14%	Long	Hang Seng Index	1.6%	Short
			Nasdaq	1.6%	Long			Nasdaq	1.6%	Long
Fixed Income	24%	Long	U.S. Treasury Bond	4.2%	Long	24%	Long	U.S. Treasury Bond	4.3%	Long
			U.S. 5-Year Treasury Notes	3.4%	Long			U.S. 5-Year Treasury Notes	3.3%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets fell to a six-month low due to a combination of elevated global supplies and weak demand forecasts.  Natural gas markets rose nearly 6.5% as the U.S. Energy Information Administration reported a smaller-than-expected increase in domestic inventories.  Improved natural gas demand forecasts fostered by weather reports predicting abnormally high temperatures for the U.S. also added to gains in the natural gas markets.

Grains/Foods
Wheat markets jumped nearly 10.5% as bullish export sales data supported prices.  Concerns that continuing dry weather conditions in Russia would depress the supplies of winter wheat supplies added to wheat’s rally.  Soybean prices also moved higher, propelled by hot and dry weather conditions in the Midwest.  Sugar prices finished lower due to heavy liquidations by large commodity funds attempting to reduce risk in their portfolios.

Metals
Base metals markets finished lower because of beliefs that recently announced stimulus initiatives by the U.S. Federal Reserve would be insufficient to bolster industrial demand.  Gold markets fell as a result of pressure from a stronger U.S. dollar.

Currencies
The euro posted losses as reports from the reviews of the Spanish banking system showed banks would need more capital than previously anticipated.  In Asia, the Japanese yen declined sharply against major currencies after the Bank of Japan stated interest rates would remain at extremely low levels for the foreseeable future.  The U.S. dollar strengthened against counterparts as weak industrial production and employment data caused increased demand for safe haven assets.

Equities
Global equity markets finished lower as weak economic data weighed on investor sentiment.  Equity markets were also pressured by a weak economic forecast from the U.S. Federal Reserve and concerns surrounding the Spanish banking sector.

Fixed Income
U.S. Treasury markets declined due to uncertainty surrounding demand for upcoming debt auctions.  Selling by investors in attempts to lock-in profits from recent uptrends prior to quarter-end also weighed on the U.S. debt markets.  German bund markets also fell, driven lower by the European Central Bank’s late-week decision to loosen collateral requirements for European banks.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.